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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the inclusion of our report dated January 30, 1998 (except with respect to the matters discussed in Notes 7, 8 and 11, as to which the date is March 19, 1998) in this Form 10-K and to the incorporation by reference of such report in the Company's previously filed Registration Statement on Form S-3 (File No. 333-24281) and Registration Statement on Form S-8 (File No. 333-24269).



                                                   /s/ARTHUR ANDERSEN LLP


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                                                    ARTHUR ANDERSEN LLP



Boston, Massachusetts


April 16, 1998